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                                                                    Exhibit 99.3

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

         This Amendment No. 1 to the Asset Purchase Agreement (this "Amendment") is being entered into as of February 13, 2002, by and among APW North America Inc., a Delaware corporation ("APW N.A.") and Air Cargo Equipment (U.K.) Limited, a company incorporated in England and Wales, company number 2221971 ("Air Cargo") (APW N.A. and Air Cargo are collectively referred to as "Sellers"), on the one hand; and Zero Manufacturing, Inc., a Delaware corporation ("US Buyer") and Zero Cases (UK) Limited, a company incorporated in England and Wales, company number 4334370 ("UK Buyer") (US Buyer and UK Buyer are collectively referred to as "Buyers"), on the other hand.

         WHEREAS, Buyers and Sellers are parties to an Asset Purchase Agreement, dated February 4, 2002 (the "Asset Purchase Agreement") (with capitalized terms used and not defined herein having their respective meanings ascribed to them in the Asset Purchase Agreement); and

         WHEREAS, Buyers and Sellers desire to amend the Asset Purchase Agreement to reflect a new closing date and termination date and certain other changes.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, the consummation of the transactions contemplated by the Asset Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyers and Sellers hereby amend the Asset Purchase Agreement as follows:

         1.       Amendment to the Asset Purchase Agreement.
                  -----------------------------------------

                  (a) Section 1.13 is deleted in its entirety and replaced with the following:

                  "1.13    Closing. "Closing" means the closing of the
                           -------
transactions provided for in this Agreement, which shall take place at the offices of Buyers' lender's counsel commencing at 10:00 a.m. central daylight time on February 13, 2002."

                  (b) Section 1.29 is deleted in its entirety and replaced with the following:

                  "1.29    Escrow Deposit.  "Escrow Deposit" shall mean Five
                           --------------
Hundred Thousand and 00/l00 Dollars ($500,000.00)."


                  (c) Section 1.57 is hereby deleted in its entirety and replaced with the following:

                  "1.57    Purchase Price.  "Purchase Price" means cash in the
                           --------------
amount of $21,000,000 (U.S. dollars)."


                  (d) Section 11.1 is hereby deleted in its entirety and replaced with the following:

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                  "11.1    Right to Terminate. Notwithstanding anything to the
                           ------------------
contrary contained herein, this Agreement may be terminated at any time after February 13, 2002, if the Closing has not occurred by such date (time being of the essence), as follows:

                  (a) By the mutual written agreement of all of the parties hereto;

                  (b) By Buyers, if such non-occurrence of Closing is as a result of any condition set forth in Article VIII not having been satisfied (unless such is caused by the failure of Buyer to comply with its obligations under this Agreement); or

                  (c) By Sellers, if such non-occurrence of Closing is as a result of any condition set forth in Article IX not having been satisfied (unless such is caused by the failure of Sellers to comply with their obligations under this Agreement).

No such termination shall affect those liabilities and obligations contained in Sections 7.2, 7.5, 7.6, 11.2, or 12.3, or any other liabilities or obligations contained herein which are expressly stated to survive the termination hereof."

                  (d) Section 7.26 is hereby deleted in its entirety and replaced with the following:

                  "7.26 Float. Sellers shall covenant that, as of the Closing
                        -----
Date, all trade accounts payable and other payables related to accrued expenses which have been removed from the books and records of the Zero Cases Division as a result of the Zero Cases Division submitting checks for payment thereof to APW Ltd. or any other Affiliate have been paid in full or are in the mail for payment in full, and from and after the Closing Date, Sellers shall make payment on such checks in full at such time as they are presented for payment."

                  (e) The Parties have estimated that the amount of cash equal to customer deposits for products that have not been delivered as of the Effective Time is $14,991.10. This estimated amount shall be reconciled in the same manner as the Estimated Working Capital Adjustment as set forth in Section 4.4, and the Purchase Price shall be further adjusted to reflect the net difference from the estimated amount of $14,991.10. The parties further agree that in determining the final Working Capital Adjustment, the amount of customer deposits for products that have not been delivered will be excluded from the calculation.

         2.       Interpretation of Certain Terms. The words "this Agreement,"
                  -------------------------------
"hereunder," "hereof" and other like words in the Asset Purchase Agreement from and after the effective time of this Amendment shall mean and include the Asset Purchase Agreement as amended hereby.

         3.       No Further Amendment. Except as expressly provided in this
                  --------------------
Amendment, the terms and conditions of the Asset Purchase Agreement are and remain in full force and effect.

         4.       Counterparts; Use of Facsimiles. This Amendment may be
                  -------------------------------
executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement. The reproduction of signatures by means of a telecopying device shall be treated as though such reproductions are executed originals and each party shall provide the other party with a copy of this Amendment bearing original signatures within five (5) days following transmittal by facsimile.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment No. 1 to the Asset Purchase Agreement, all as of the day and year first above written.

                             AIR CARGO EQUIPMENT (U.K.)
                             LIMITED

                             By: /s/ Sam Kirby
                                 ------------------------------
                             Title: Director

                             APW NORTH AMERICA INC.

                             By: /s/ Joseph T. Lower
                                 ------------------------------
                             Title: Vice President

                             ZERO MANUFACTURING, INC.

                             By: /s/ Joseph R. Santosuosso
                                 ------------------------------
                             Title: Vice President

                             ZERO CASES (UK) LIMITED

                             By: /s/ Joseph R. Santosuosso
                                 ------------------------------
                             Title: Director


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